Exhibit 10.1

FORM OF

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of July 29, 2026 (the “Effective Date”) by and between T1 Energy Inc., a Delaware corporation (the “Company”), and the party named on the signature page attached hereto, on behalf of such party and, if applicable, on behalf of the accounts and funds managed or administered by such party as set forth on Schedule A (collectively, the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance of 4.75% Convertible Senior Notes due 2031 (the “Notes”) to the Purchaser and the other purchasers under those certain Note Purchase Agreements entered into on or about the Effective Date (collectively, the “Note Purchase Agreements”);

WHEREAS, the Notes will be issued pursuant to the Indenture to be entered into on or before the Closing (as defined below) between U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), and the Company, as issuer, in the form attached hereto as Exhibit A (as supplemented or amended, the “Indenture” and, collectively with this Agreement and the Notes, the “Note Documents”), and the Notes will be convertible into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or a combination of cash and shares of Common Stock at the option of the Company, as set forth in the Indenture; and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities Act”), on the Closing Date (as defined below), the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, Notes in the aggregate principal amount set forth on Schedule A.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.	Purchase and Sale of Notes.

(a)	Issuance of Notes. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company shall issue and sell to the Purchaser, Notes in the aggregate principal amount set forth on Schedule A and for the purchase price set forth on Schedule A (the “Purchase Price”).

(b)	Delivery. The sale and purchase of the Notes shall take place at one closing (the “Closing”) to be held on the Closing Date. At the Closing, (a) the Purchaser shall pay to the Company the Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company account as set forth in the instructions delivered to the Purchaser by the Company prior to the Closing, and (b) the Company shall cause the Trustee to execute and authenticate and cause to be delivered to, or for the benefit of, the Purchaser the applicable amount of the Notes issuable to the Purchaser pursuant to this Agreement.

(c)	Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Notes for (i) construction and development of infrastructure and purchase of production line equipment relating to Phase 1 of the Company’s solar cell manufacturing fab in Milam County, Texas and (ii) general corporate purposes.

(d)	Closing and Settlement.

(i) The Closing and the settlement of the transactions hereunder (the “Settlement”) shall be made remotely via the exchange of documents and signatures at 10:00 A.M., New York City time, two Business Days (as defined in the Indenture) following the Effective Date, subject to the satisfaction or waiver of the conditions set forth in Section 1(e), or at such other time and place as the Company and the Purchaser may mutually agree in writing. The time and date of the Closing and the Settlement is referred to as the “Closing Date.”

(ii) On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, the Company shall execute, and cause the Trustee to execute and authenticate and cause to be delivered to, or for the benefit of, the Purchaser, or its accounts, Notes in the aggregate principal amount set forth in Schedule A.

(iii) The Notes to be delivered to, or for the benefit of, the Purchaser, or its accounts, on the Closing Date shall be delivered by causing the Trustee to electronically transmit the applicable amounts of the Notes in the aggregate principal amount set forth in Schedule A by crediting the account of the Purchaser’s or its accounts’ prime broker with The Depository Trust Company (”DTC”) through its Deposit/Withdrawal at Custodian system, as specified by the Purchaser.

(e)	Closing Conditions.

(i) The obligations of the Purchaser shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(1) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date (other than representations and warranties of the Company that are qualified by materiality of Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects), and the Company shall have performed all applicable covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(2) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement, including, but not limited to, the issuance of the Notes pursuant thereto.

(3) Note Documents. The Company and the Trustee shall each have executed and delivered each of the Note Documents to which they are a party.

(ii) The obligations of the Company shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(1) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date, and the Purchaser shall have performed all applicable covenants and agreements and satisfied all conditions to be performed or satisfied hereunder at or prior to the Closing Date.

(2) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the consummation of the transactions under this Agreement, including the issuance of the Notes pursuant thereto.

(3) Note Documents. The Trustee shall have executed and delivered each of the Note Documents to which its is a party.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

(a)	Organization, Good Standing and Qualification. The Company has been duly incorporated and is validly existing under the laws of Delaware, and has all requisite corporate power and corporate authority necessary to own, lease and operate its properties and to conduct its business as now conducted and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under the Note Documents (“Material Adverse Effect”).

(b)	Authorization.

(i) The Company has full power and authority to enter into the Note Documents. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (the “Enforceability Exceptions”).

(ii) The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(iii) The Notes have been duly authorized by the Company and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture paid for by the Purchaser as provided in this Agreement on the Closing Date, such Notes will have been validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(iv)   Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Notes and the Indenture. A number of shares of Common Stock equal to the product of (x) the number of Notes (assuming “Physical Settlement” (as defined in the Indenture) of all such conversions) and (y) the conversion rate for the Notes (assuming the maximum increase to such conversion rate for a conversion of Notes in connection with a “make-whole fundamental change” (as defined in the Indenture) or a redemption of Notes) have been duly authorized and reserved for issuance by the Company upon any conversions of the Notes in accordance with the terms of the Notes and the Indenture and, if and when issued upon any conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares of Common Stock upon any such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(c)	Filings and Consents. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement, the Indenture and the Notes (including the issuance and delivery of any Common Stock and/or the payment of any cash, in each case, due upon conversion thereof), except such as have been obtained, or made and such as may be required under state securities laws.

(d)	Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective certificate of incorporation, charter or by-laws or similar organizational documents, as applicable; (ii) except as disclosed in the SEC Documents, in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of subsections (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(e)	Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3 hereof, (a) the offer, issue, and sale of the Notes and the Common Stock underlying the Notes (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit, or qualification requirements of all applicable state securities laws and (b) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act. The Company is not and, after giving effect to the transactions pursuant to the Note Purchase Agreements (including the use of proceeds from the sale of the Notes), will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(f)	No Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities (as defined below) in a manner which would require the registration of the offer and sale of the Securities under the Securities Act or require shareholder approval under the rules and regulations of the New York Stock Exchange, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the New York Stock Exchange with the offer and sale of the Securities.

(g)	Public Filings. From January 1, 2025 to the date of this Agreement or the Closing Date, as applicable, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, shareholders’ equity and cash flows for the periods shown, and, except as otherwise disclosed in the SEC Documents, such financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles applied on a consistent basis and the schedules included in the SEC Documents present fairly, in all material respects, the information required to be stated therein.

(h)	Most Favored Nation. The Purchase Price is the same purchase price per $1,000 principal amount of Notes as in all other Note Purchase Agreements.

(i)	No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the purchase contemplated herein.

(j)	No USRPHC. To its knowledge, the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.

(k)	Reliance on Representations. The Company acknowledges that the Purchaser and its accounts will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements. The acknowledgments, representations, warranties and agreements shall be deemed to have been confirmed and repeated as of the Closing Date and the Company agrees to promptly notify the Purchaser in writing if such acknowledgments, representations, warranties and agreements are no longer accurate on or prior to the Closing Date.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

(a)	Purchase for Own Account. The Purchaser is acquiring the beneficial ownership interest in the Securities for its own account (or if it is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act, and the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements made herein on behalf of each owner of each such account) for investment purposes only and not with a view to any distribution of the Securities in any manner that would violate the securities laws of the United States or any other jurisdiction. The Purchaser understands that the Securities have not been registered under the securities laws of the United States or any other jurisdiction and that the Securities may not be resold or transferred in the United States or otherwise except in compliance with applicable law and the restrictions on transfer set forth in the Note Documents. The Purchaser has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering of the Securities. The Purchaser understands that no federal or state agency of any jurisdiction has passed upon the Securities or made any findings or determination as to the fairness of an investment in the Securities.

(b)	Binding Obligation. The Purchaser has full power and authority to enter into the Note Documents to which it is party. The Note Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser enforceable in accordance with their terms, subject to the Enforceability Exceptions.

(c)	Investor Status. The Purchaser is (a) an institutional accredited investor (as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the United States Securities Act of 1933, as amended), (b) an Institutional Account as defined in FINRA Rule 4512(c), (c) a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act and (d) a sophisticated institutional investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the purchase of the Securities (such purchase, the “Transaction”). The Purchaser has performed its own legal, accounting and tax analysis and received such investment, financial, tax, legal and other advice as it deems appropriate under the circumstances, and has determined based on its own independent review and judgment and such professional advice as it deems appropriate (without reliance upon Santander US Capital Markets LLC in its capacity as placement agent for the Transaction, the “Placement Agent”) that its purchase of the Securities and participation in the Transaction (i) are fully consistent with its financial needs, objectives and condition and risk tolerance, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Purchaser, (iii) has been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under the Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which its is bound and (v) are a fit, proper and suitable investment for the Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Securities. The Purchaser understands that there may be certain consequences under United States and other tax laws resulting from an investment in the Securities and has made such investigation and have consulted its own independent advisors or otherwise have satisfied itself concerning, without limitation, the effects of United States federal, state and local tax laws and foreign tax laws generally and the U.S. Employee Retirement Income Security Act of 1974, the U.S. Investment Company Act of 1940 and the Securities Act.

(d)	Information and Sophistication. The Purchaser has received and had a chance to review the materials made available to it in connection with the Transaction and has access to (including through the EDGAR system) and has had an opportunity to review the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other filings and submissions made by the Company with the SEC, including the “Risk Factors” contained therein. The Purchaser acknowledges, confirms and agrees that: (a) the Purchaser is a sophisticated institutional investor that is willing and able to conduct, and has conducted, a thorough investigation of the Securities, the Company and the business and financial position of the Company and its Subsidiaries (the “Company Business”), (b) no prospectus, offering document or other disclosure document has been or will be prepared in connection with the placement of the Securities and the transactions under the Note Documents, (c) the Purchaser has had the opportunity to ask questions of and receive answers and obtained such other information from the Company and their respective representatives directly and has or has requested access to, and has adequately analyzed and assessed (including by conducting and completing its own independent review and due diligence with respect to the Transaction) all information and documentation that it believes is necessary or appropriate in connection with its decision to enter into this Agreement and to purchase the Securities, including such information with respect to the Company and the Company Business, (d) neither the Company nor its representatives or advisors are responsible for any due diligence investigation on the Purchaser’s behalf, the advisability of purchasing the Securities or any information or document delivered in connection with this Agreement or the Notes (including, without limitation, with respect to the Company Business) other than the SEC Documents, (e) the Purchaser is not relying upon any representations, expressed or implied, with respect to the transactions contemplated by the Note Documents, except those expressly set forth in Section 2 of this Agreement, (f) the Purchaser has consulted its own independent advisors with regard to, without limitation, the legal, regulatory, tax, business, investment, financial, accounting, currency and other economic considerations related to the purchase of the Securities and the risks associated with an investment in the Securities (including, without limitation, with respect to the Company Business), (g) the Purchaser has made its own investment, hedging and trading decisions based upon its own judgment and upon advice from its own independent advisors and not upon any view expressed by the other person, and (h) the Purchaser is purchasing the Securities with a full understanding of the terms, conditions and risks thereof including, but not limited to, counterparty risk, country risk, price risk and liquidity risk, and the Purchaser is capable of and willing to assume those risks. The Purchaser further represents that it is acting as principal in the purchase of the Securities.

(e)	Ability to Bear Economic Risk. The Purchaser acknowledges that the Securities are illiquid and that (i) the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of its investment in the Securities and is voluntarily assuming all risks associated with the purchase and holding of the Securities, (ii) the Purchaser may be required to hold the Securities indefinitely, (iii) the Purchaser has no need for liquidity with respect to the Securities, (iv) the Purchaser has no need to dispose of the Securities to satisfy any existing or contemplated undertaking or indebtedness, (v) a possibility of total loss exists, and (vi) there is no established market for the Notes and that no public market for the Notes may develop.

(f)	Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), the Purchaser has satisfied itself as to the full observance of the laws of the Purchaser’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Note, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. The Purchaser is not (to its knowledge after reasonable inquiry) a specified foreign entity, as defined in Section 7701(a)(51)(B) of the Code and any guidance published thereunder (including, for the avoidance of doubt, any foreign-controlled entity, as defined in Section 7701(a)(51)(C) of the Code and any guidance published thereunder).

(g)	Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Purchaser (including with respect to the Company Business), the Purchaser acknowledges (i) that such statements were prepared based upon assumptions determined to be reasonable by the Company at the time of preparation, and (ii) there is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

(h)	Commissions. Except as disclosed to the Company in writing prior to the date hereof, no person will have, as a result of the transactions contemplated by the Note Documents, any valid right, interest or claim against the Company or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i)	Placement Agent Provisions. The Purchaser hereby acknowledges and agrees that (a) the Placement Agent is acting as placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Purchaser, the Company or any other person or entity in connection with the Transaction, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Transaction, and has made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to the Purchaser by the Company, (c) the Placement Agent will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, condition (financial or otherwise), operations, properties or prospects of, or any other matter concerning the Company or the Transaction, and (d) the Placement Agent shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to the Purchaser, or to any person claiming through the Purchaser, in respect of the Transaction. The Purchaser solely on behalf of itself and not on behalf of its accounts, agrees to release the Placement Agent from and against: (i) any legal, equitable or other claim that may arise under the Securities Act, the Exchange Act, the rules and regulations thereunder, any other applicable law, rule or regulation or in general under any theory of liability or relief in connection with the Transaction and the offer and sale of the Securities; and (ii) any losses, damages, injuries, declines in value, lost opportunities, liabilities, fees, charges, costs or expenses of any nature that the Purchaser may suffer in connection with the Transaction and the offer, purchase or sale of the Securities.

(j)	Non-Public Information. The Purchaser acknowledges that (i) the Company and the Placement Agent currently may have, and later may come into possession of, material, non-public information regarding the Company and its subsidiaries (financial or otherwise), including, but not limited to, results of operations, financial condition, business, properties, potential transactions or plans (including acquisition, divestiture, restructuring and other transactions or plans) and prospects that is not known to the Purchaser and that may be material to a decision to enter into this transaction to purchase the Securities (collectively, “Excluded Information”), which Excluded Information may (x) impact the value of the Securities being purchased and (y) be material to the Purchaser’s decision to enter into the Transaction, (ii) the Company and the Placement Agent each have no duty to disclose to the Purchaser any of the Excluded Information, (iii) the Purchaser has determined to enter into the Transaction to purchase the Securities notwithstanding the Purchaser’s lack of knowledge of the Excluded Information, (iv) the Company and Placement Agent shall each have no liability to the Purchaser with respect to the disclosure or non-disclosure of any Excluded Information the Company or Placement Agent may now have or of which the Company or Placement Agent may later come into possession, and (v) the Purchaser, solely on behalf of itself and not on behalf of its accounts, hereby waives and releases any claims the Purchaser may have against the Company or the Placement Agent, to the maximum extent permitted by law, with respect to the non-disclosure of the Excluded Information.

(k)	Reliance on Representations. The Purchaser acknowledges that the Placement Agent and the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements. The acknowledgments, representations, warranties and agreements shall be deemed to have been confirmed and repeated as of the Closing Date and the Purchaser agrees to promptly notify the Placement Agent and the Company if such acknowledgments, representations, warranties and agreements are no longer accurate on or prior to the Closing Date.

4.	Limitations on Disposition; Legends; Securities Law Disclosure; Publicity.

(a)	Limitations on Disposition. The Securities may only be disposed of in compliance with state and federal securities laws and the applicable provisions of the Indenture.

(b)	Legends. The Purchaser agrees to the imprinting of a legend on any of the Securities in the forms set forth in the Indenture.

(c)	Securities Law Disclosure; Publicity. No later than 9:00 a.m. (New York City time) on the trading day immediately following the date of this Agreement (provided that, if this Agreement is executed between midnight and 9:00 a.m., New York City time on any Business Day, no later than 9:01 a.m. on the date hereof) (such date and time, the “Release Time”), the Company shall publicly disclose, via press release or Current Report on Form 8-K filed (the “Disclosure Document”) with the SEC, (i) all material non-public information that was delivered to the Purchaser by the Company, its advisors or any person acting on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreements and (ii) all other material non-public information concerning the Company disclosed to the Purchaser. Following the earlier of (i) the Release Time and (ii) the issuance or filing, as applicable, of the Disclosure Document, neither the Purchaser nor any of its accounts or any of their respective affiliates shall be in possession of any material non-public information concerning the Company disclosed to the Purchaser by the Company or its subsidiaries or any of their respective representatives, officers, directors, or employees or agents. Upon the earlier of (i) the Release Time and (ii) the issuance or filing, as applicable, of the Disclosure Document, neither the Purchaser nor any of its accounts or any of their respective affiliates shall be subject to any confidentiality or similar obligations under any agreement, whether written or oral, with the Company or any of its officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agent. From and after the earlier of the (i) Release Time or (ii) the issuance or filing, as applicable, of the Disclosure Document, the Company shall not provide material non-public information to the Purchaser or any of its accounts or any of their respective affiliates, unless otherwise specifically agreed in writing by the Purchaser prior to any such disclosure. The Company understands and acknowledges that the Purchaser and persons acting on its behalf will rely on the representations, warranties and covenants in this Section 4(c) in effecting transactions in the securities of the Company and of other persons. Without the prior written consent of the Purchaser (unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel), the Company shall not disclose (i) the name of the Purchaser in any filing or announcement or (ii) any information regarding the Purchaser’s holdings of securities of the Company or transactions in any securities of the Company at one of its prime brokers to any of the Purchaser’s other prime brokers or to any other person (other than the Company’s counsel, agents or representatives).

(d)	Registration Rights.

(i) The Company agrees that as soon as practicable but in no event later than thirty (30) calendar days following the Closing Date (the “Filing Date”), the Company will file with the SEC under the Securities Act, at the Company’s sole cost and expense, a registration statement, or a prospectus supplement to the prospectus included in an existing registration statement, covering the resale by the Purchaser of the maximum number of shares of Common Stock issuable upon conversion of all Notes purchased by the Purchaser (such shares of Common Stock issuable upon the conversion of such Notes, the “Registrable Securities” and such registration statement or prospectus supplement, collectively, the “Registration Statement”); provided, however, that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the Purchaser furnishing a completed and executed selling securityholder questionnaire in customary form to the Company that contains the information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) required by SEC rules for inclusion in the Registration Statement to effect the registration of the Registrable Securities; provided, that neither the Purchaser nor any of its affiliates shall in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to contractual restriction on the ability transfer the Registrable Securities. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date shall not otherwise relieve the Company of its obligations to file the Registration Statement as set forth above in this section. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares of Common Stock proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Common Stock by the applicable securityholder or otherwise, such Registration Statement shall register for resale such number of shares of Common Stock which is equal to the maximum number of shares of Common Stock as is permitted by the SEC. In such event, the number of shares of Common Stock to be registered for each selling securityholder named in the Registration Statement shall be reduced pro rata among all such selling securityholders. The Company will provide a draft of the Registration Statement to the Purchaser for review at least two (2) Business Days in advance of filing the Registration Statement. Unless required under applicable laws and SEC rules, in no event shall the Purchaser be identified as a statutory underwriter in the Registration Statement; provided, that if the Purchaser is required to be so identified as a statutory underwriter in the Registration Statement, the Purchaser will have an opportunity to withdraw its Registrable Securities from the Registration Statement.

(ii) The Company shall use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Purchaser, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Purchaser ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by the Purchaser may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

(iii) Notwithstanding anything herein to the contrary, the Company may suspend the use of any prospectus (a “Prospectus”) included in any Registration Statement contemplated by this Section 4(d) in the event that the Company’s Board of Directors determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company’s Board of Directors, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Registration Delay”); provided, that the Company shall promptly (a) notify the Purchaser in writing of the commencement of and the reasons for an Allowed Registration Delay, but shall not (without the prior written consent of the Purchaser) disclose to the Purchaser any material non-public information giving rise to an Allowed Registration Delay, (b) advise the Purchaser in writing to cease all sales under the Registration Statement until the end of the Allowed Registration Delay and (c) use commercially reasonable efforts to terminate an Allowed Registration Delay as promptly as practicable. If the Company has a bona fide business purpose for suspending the use of a Prospectus pursuant to an Allowed Registration Delay, the Company may suspend the use of a Prospectus for up to 60 consecutive calendar days; provided, further, that the Company may not suspend the use of a Prospectus more than twice, or for more than 90 total calendar days, in each case during any twelve-month period.

(iv) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Purchaser, each person, if any, who controls the Purchaser, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Purchaser and each person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys’ fees, amounts paid in settlement or reasonable and documented expenses, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, other than information provided to the Company by the Purchaser for inclusion in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement thereof, other than information provided to the Company by the Purchaser in writing for inclusion in such Registration Statement, prelininary prospectus or final prospectus, or any such amendment or supplement thereof, or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities. The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable out-of-pocket legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim.

5.	Miscellaneous.

(a)	Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. No party to this Agreement may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as set forth in Section 5(m) and as otherwise expressly provided in this Agreement.

(b)	Governing Law; Waiver of Jury Trial.

(i) This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(ii) EACH OF THE COMPANY AND THE PURCHASER, SOLELY ON BEHALF OF ITSELF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIS AGREEMENT, THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THIS AGREEMENT OR THE OTHER NOTE DOCUMENTS.

(c)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d)	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)	Notices. All notices required or permitted under this Agreement or the Note shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Skadden, Arps, Slate, Meagher & Flom LLP, 845 Texas Avenue, Suite 2300, Houston, Texas 77002, Attn: Michael Hamilton, e-mail: [* * * *].

(f)	Modification; Waiver; Amendment. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing by the Company and the Purchaser.

(g)	Further Assurances. Each party hereto agrees and covenants that at any time and from time to time it will promptly execute and deliver to the other party hereto such further instruments and documents and take such further action as such other party may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

(h)	Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement, the Indenture, the Securities and the transactions contemplated hereby and thereby.

(i)	Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under this Agreement, the Indenture, the Securities shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, the Indenture or any Securities, or any waiver by the Purchaser of any provisions or conditions of this Agreement, the Indenture, the Securities must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, the Indenture, the Securities, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

(j)	Entire Agreement. This Agreement and the other Note Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(k)	Waiver of Conflicts. Each party to this Agreement acknowledges that Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) has acted as counsel solely to the Company with respect to this Agreement, the Note Documents and the Transactions contemplated hereby and thereby, and has negotiated the terms of the Transactions solely on behalf of the Company. Skadden may have, in the past, represented and/or may, now or in the future, represent the Purchaser and/or its affiliates in other matters, including matters that are similar, but not substantially related, to the Transactions. The applicable rules of professional conduct require that Skadden inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. Each of the Company and the Purchaser (solely on behalf of itself) hereby (i) acknowledges that such party has been advised about such circumstances and has had an opportunity to ask for additional information, (ii) acknowledges that, with respect to the Transactions, Skadden has represented solely the Company and no other party, and (iii) gives its informed consent to Skadden’s representation of the Company in the Transactions and Skadden’s representation of the Purchaser and/or its affiliates in other matters.

(l)	Third Party Beneficiary. The Placement Agent shall be a third-party beneficiary to this Agreement, the representations, warranties, covenants and agreements of the Company contained herein and the representations, covenants and agreements of the Noteholders contained herein shall inure to the benefit the Placement Agent, and the Placement Agent shall have the right to enforce the agreements made hereunder directly as if it were a party hereto.

(m)	Survival. The representations, warranties and covenants of the Company and the Purchaser contained herein and this Section 5 shall survive the Closing.

[Signature pages follow]

The parties have executed this Agreement as of the date first written above.

Company:

T1 Energy Inc.

By:
Name:
Title:

Notice Address: 1211 E 4th St. Austin, Texas 78702 Attn: [****] Email: [****]

[Signature Page to Note Purchase Agreement]

The parties have executed this Agreement as of the date first written above.

Purchaser:

[____]

By:
Name:
Title:

[Signature Page to Note Purchase Agreement]